   As filed with the Securities and Exchange Commission on September 26, 2001
                                                     Registration No.  333-69432

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               -----------------

                           WIRE ONE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                              5065                        77-0312442
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)       Identification Number)

                                 225 Long Avenue
                           Hillside, New Jersey 07205
                                 (973) 282-2000
     (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                                -----------------

                                  Richard Reiss
                      President and Chief Executive Officer
                           Wire One Technologies, Inc.
                                 225 Long Avenue
                           Hillside, New Jersey 07205
                                 (973) 282-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------

                                   Copies to:

       Jonathan Birkhahn                          Michael J.W. Rennock, Esq.
 Executive VP Business Affairs                     Morrison & Foerster LLP
      and General Counsel                        1290 Avenue of the Americas
  Wire One Technologies, Inc.                      New York, New York 10104
        225 Long Avenue                                 (212) 468-8000
  Hillside, New Jersey 07205
        (973) 282-2000


     Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



================================================================================

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 consists solely of the filing of certain exhibits omitted from the Registration Statement (No. 333-69432) filed on September 14, 2001.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 16.   Exhibits

Exhibit
Number   Description
------   -----------



10.3 Asset Purchase Agreement, dated October 6, 2000, among Wire One Technologies, Inc., Johns Brook Co., Inc. and its stockholders, as amended.(6)



10.8     Form of Subscription Agreement, dated August 8, 2001.(6)



(6)  Filed herewith.


Item 17.   Undertakings

     The undersigned Registrant hereby undertakes the following:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Wire One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wire One will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 26, 2001.



                                          WIRE ONE TECHNOLOGIES, INC.



                                          By: /s/ Richard Reiss
                                              ----------------------------------
                                              Richard Reiss
                                              Chairman, President and Chief
                                              Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 26, 2001.



Signature                                                  Title
---------                                                  -----

/s/ RICHARD REISS                                          Chairman, President and Chief Executive Officer
------------------------------------                       (Principal Executive Officer)
Richard Reiss


/s/ CHRISTOPHER ZIGMONT*                                   Chief Financial Officer
------------------------------------                       (Principal Financial and Accounting Officer)
Christopher Zigmont


/s/ LEO FLOTRON*                                           Chief Operating Officer and Director
------------------------------------
Leo Flotron


/s/ JONATHAN BIRKHAHN                                      Executive Vice President Business Affairs,
------------------------------------                       General Counsel, Secretary and Director
Jonathan Birkhahn


                                                           Director
------------------------------------
Lewis Jaffe


/s/ JAMES KUSTER*                                          Director
------------------------------------
James Kuster


/s/ DEAN HILTZIK*                                          Director
------------------------------------
Dean Hiltzik


/s/ PETER N. MALUSO*                                       Director
------------------------------------
Peter N. Maluso



* By: /s/ JONATHAN BIRKHAHN
      ------------------------------
      Jonathan Birkhahn
      Attorney-in-fact